                            GLOBAL CUSTODY AGREEMENT


         AGREEMENT, effective May 1, 1996, between THE CHASE MANHATTAN BANK, N.A. (the "Bank") and those registered investment companies listed on Schedule A hereto (each a "Customer") on behalf of certain of their respective series, as listed on Schedule A (individually and collectively the "Series").

1.       Customer Accounts.

         The Bank agrees to establish and maintain the following accounts ("Accounts"):

         (a) A custody account in the name of the Customer on behalf of each Series ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities"); and

         (b) A deposit account in the name of the Customer on behalf of each Series ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

         The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in Section 11) concerning the Accounts. Such Instructions shall specifically indicate to which Series such Assets belong or, if such Assets belong to more than one Series, shall allocate such Assets to the appropriate Series. The Bank may deliver securities of the same class in place of those deposited in the Custody Account.

         Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.


2.       Maintenance of Securities and Cash at Bank and Subcustodian Locations.

         Unless Instructions specifically require another location acceptable to the Bank:

         (a) Securities will be held in the country or other jurisdiction in which the principal trading market for such

Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

         (b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         To the extent available and permissible under applicable law and regulation, Cash held pursuant to Instructions shall be held in interest bearing accounts. If interest bearing accounts are not available, such cash may be held in non-interest bearing accounts. The Bank is authorized to maintain cash balances on deposit for the Customer with itself or one of its affiliates. Interest bearing accounts shall bear interest at such reasonable rates of interest as may from time to time be paid on such accounts by the Bank or its affiliates.

(iii) For each Series that is exclusively a domestic Series, the following additional provisions shall apply:

(x) In the event that during a given calendar month a Series has maintained an average daily cash balance greater than zero, the Bank shall provide an earnings credit against custody fees otherwise owing hereunder by such Series during such calendar month in an amount equal to the product of (A) 75% of the 90 day U.S. government Treasury bill rate as quoted in the Wall Street Journal for the last "Business Day" (being a day on which the Bank is open for the transaction of all its ordinary business) of such calendar month, (B) the average daily cash balance for such month, and (C) the number of days in such calendar month divided by 365.

(y) In the event that during a given calendar month a Series has maintained an average daily cash balance less than or equal to zero, the Bank shall be paid interest on such amount by such Series in an amount equal to the product of (A) the "Overnight Fed Funds Rate" (as defined below) plus 25 basis points for the last Business Day of such calendar month, (B) the average daily cash balance for such month, and (C) the number of days in such calendar month divided by 365.

(z) For purposes of (y) above, the term "Overnight Fed Funds Rate" shall mean the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York (with the rate for the last Business Day of a given calendar month being the rate so published on the Business Day immediately following such Day), or, if such rate is note so published, the average quotations, for the last Business Day of a given calendar month, of such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

         If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.

3.       Subcustodians and Securities Depositories.

         The Bank may act under this Agreement through the subcustodians listed in Schedule B of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

         The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule B. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

         Upon receipt of Instructions, the Bank shall cease using any Subcustodian with respect to the customer, and arrange for delivery of Securities held with such Subcustodian to another entity as designated by the Customer; provided that, the Bank shall have no responsibility for the performance of such other entity.

4.       Use of Subcustodian.

         (a) The Bank will identify the Assets on its books as belonging to the Customer.

         (b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

         (c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian.

         (d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that: (i) such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, (ii) the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iii) adequate records will be maintained identifying the assets held pursuant to such agreement as belonging to the customers of the Bank; (iv) subject to applicable law, Subcustodian shall permit independent public accountants for Bank and customers of the Bank reasonable access to Subcustodian's books and records as they pertain to the subcustody account in connection with such accountants' examination of the books and records of such account; and (v) the Bank will receive periodic reports with respect to the safekeeping of assets in the subcustody account, including advices and/or notifications of any transfers to or from such subcustody account. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

         (e) Upon request of the Customer, the Bank shall deliver to the Customer annually a report stating: (i) the identity of each Subcustodian then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian;
(ii) the countries in which each Subcustodian is located; and (iii) as long as Securities and Exchange Commission ("SEC") Rule 17f-5 under the Investment Company Act of 1940, as amended ("1940 Act"), requires the Customer's Board of Directors/Trustees directly to approve its foreign custody arrangements, such other information relating to such Subcustodians as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. As long as Rule 17f-5 requires the Customer's Board of Directors/Trustees directly to approve its foreign custody arrangements, the Bank shall also furnish annually to the Customer information concerning such Subcustodians similar in kind and scope as that furnished to the Customer in connection with the initial approval hereof. The Bank shall timely advise the Customer of any material adverse change in the facts or circumstances upon which such information is based where such changes would affect the eligibility of the Subcustodian under Rule 17f-5 as soon as practicable after it becomes aware of any such material adverse change in the normal course of its custodial activities.

5.       Deposit Account Transactions

         (a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

         (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

         (c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.


6.       Custody Account Transactions.

         (a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

         (b) The Bank shall credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities in those countries set forth in Appendix A hereto; provided that, the Bank may amend Appendix A from time to time in its sole discretion and shall advise the Customer of such amendments. Otherwise, transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Account.

         (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date for the related transaction; provided that, the Bank shall give Customer prior notification of any such reversal. Where the foregoing notification is oral, the Bank shall promptly provide written confirmation of the same (which confirmation may be electronic).

         (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.

7.       Actions of the Bank.

         The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

         (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

         (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

         (c) Exchange interim receipts or temporary Securities for definitive Securities.

         (d) Appoint brokers and agents for any transaction involving the Securities, including, without limitation, affiliates of the Bank or any Subcustodian, subject to applicable SEC rules and regulations under the Act.

         (e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer advises the Bank orally and then promptly sends the Bank a written exception or objection to any Bank statement within 180 days of receipt, the Customer shall be deemed to have approved such statement.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. Subject to the standard of care in Section 12 hereof, the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.

8.       Corporate Actions; Proxies; Tax Reclaims.

         a. Corporate Actions. Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer written notice (which may be electronic) of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person (as defined in '10 hereof), but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

         b. Proxy Voting. With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the Bank will send to the Customer or the Authorized Person (as defined in Section 10) for a Custody Account, such proxies (signed in blank, if issued in the name of the Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Bank for forwarding to its customers. In addition, the Bank will follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise the Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which the Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by the Bank for this purpose.

         With respect to Securities other than the foregoing, proxy voting services shall be provided in accordance with separate proxy voting agreement annexed hereto a Appendix B.

         The foregoing proxy voting services may be provided by Bank, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank), provided that the Bank shall be liable for the performance of any such third parties to the same extent as the Bank would have been if it performed such services itself.

         c. Tax Reclaims. (i) Subject to the provisions hereof, the Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer which the Bank believes may be available to such Customer. Where such reports are available, the Bank shall periodically report to Customer concerning the making of applications for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer.

         (ii) The provision of tax reclaim services by the Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank). The Bank shall use reasonable means to advise the Customer of the declarations, documentation and information which the Customer is to provide to the Bank in order for the Bank to provide the tax reclaim services described herein. The Customer acknowledges that, if the Bank does not receive such declarations, documentation and information, additional United Kingdom taxation will be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax will be deducted from U.S. source income. The Customer shall provide to the Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Bank immediately if any such information requires updating or amendment.

         (iii) Subject to subsection (vii) hereof, the Bank shall not be liable to the Customer or any third party for any tax, fines or penalties payable by the Bank or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank.

         (iv) The Customer confirms that the Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

         (v) The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and the Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, the Bank shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction. Except as provided in Section 8(c)(ii) and pursuant to Instructions, the Bank shall take no action in the servicing of the Customer's Securities which, in and of itself, creates a taxable nexus for the Customer in any jurisdiction other than with respect to interest, dividends and capital gains that may otherwise be subject to tax by such jurisdiction with respect to a foreign investor not otherwise engaged in a trade or business in such jurisdiction in a given taxable year. Bank shall not be liable for any tax liability caused, directly or indirectly, by Customer's actions or status in any jurisdiction.


         (vi) In connection with obtaining tax relief, the Customer confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the Securities and/or Cash held for the Customer. This provision does not authorize any other voluntary disclosure to any revenue authority or any governmental body without the prior written consent of Customer.

         (vii) Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

9.       Nominees.

         Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable. The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.      Authorized Persons.

         As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.      Instructions.

         The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank reasonably believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. For purposes hereof, reasonableness shall mean compliance with applicable procedures.

         Any Instructions delivered to the Bank by telephone (including cash transfer instructions as described below) shall promptly thereafter be confirmed in writing by any two Authorized Persons (which confirmation may bear the facsimile signature of such Persons), but the Customer will hold the Bank harmless for the failure of such Authorized Persons to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time; provided that, where the Bank receives a telephone Instruction from an Authorized Person requiring the transfer of cash, prior to executing such Instruction the Bank will, to confirm such Instruction, call back any one of the individuals on a list of persons authorized to confirm such oral transfer Instructions (which Person shall be a person other than the initiator of the transfer Instruction) and the Bank shall not execute the Instruction until it has received such confirmation. Either party may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.

12.      Standard of Care; Liabilities.

         (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provisions of this Agreement as follows:

         (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event that Securities are lost by reason of the failure of the Bank or its Subcustodian to use reasonable care, the Bank shall be liable to the Customer based on the market value of the property which is the subject of the loss on the date it is replaced by the Bank and without reference to any special conditions or circumstances, it being understood that for purposes of measuring damages hereunder, the value of Securities which are sold by the Customer prior to the replacement thereof shall be equal to the sale price thereof less the expenses of such sale incurred by the Customer. The Bank shall act with reasonable promptness in making such replacements. In no event shall the Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action. Subject to the Bank's obligations pursuant to ss.4(e) hereof, the Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of Bank.

         (ii) The Bank will not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

         (iii) (a) The Bank shall be indemnified by, and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise pursuant to this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any Customer document which it reasonably believes in good faith to have been validly executed. (b) The Bank shall hold Customer harmless from, and shall indemnify Customer for, any loss, liability, claim or expense incurred by Customer (including, but not limited to, Customer's reasonable legal fees) to the extent that such loss, liability, claim or expense arises from the negligence or willful misconduct on the part of the Bank or a Subcustodian; provided that, in no event shall the Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action. Subject to the Bank's obligations pursuant to ss.4(e) hereof, the Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of Bank.

         (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

         (v) The Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         (vi) The Bank need not maintain any insurance for the benefit of the Customer.

         (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

         (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b) Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

         (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

         (ii) supervise or make recommendations with respect to investments or the retention of Securities;

         (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than a Security.

         (iv) except as may be otherwise provided in any securities lending agreement between the Customer and the Bank, evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement;

         (v) except for trades settled at DTC where the broker provides to the Bank the trade confirmation and the Customer provides for the Bank to receive the trade instruction, review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

         (c) The Customer authorizes the Bank to act, hereunder, in its capacity as a custodian notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.      Fees and Expenses.

         The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing ("Fee Schedule"), together with the Bank's reasonable out-of-pocket or incidental expenses (as further defined in the Fee Schedule), including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the Customer for any amount owing to the Bank under any provision of this Agreement.


14.      Miscellaneous.

         (a) Foreign Exchange Transactions. To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

         (b) Certification of Residency, etc. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (c) Access to Records. Applicable accounts, books and records of the Bank shall be open to inspection and audit at all reasonable times during normal business hours upon reasonable advance notice by Customer's independent public accountants and by employees of Customer designated to the Bank. All such materials shall, to the extent applicable, be maintained and preserved in conformity with the Act and the rules and regulations thereunder, including without limitation, SEC Rules 31a-1 and 31a-2. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records.

         (d) Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

         (e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are Mutual Fund assets subject to certain Securities and Exchange Commission ("SEC") rules and regulations.


         This Agreement consists exclusively of this document together with Schedules A and B, Appendices 1 and 2, Exhibits I - _______ and the following Rider(s) [Check applicable rider(s)]:

          X     MUTUAL FUND
     ----

          X    SPECIAL TERMS AND CONDITIONS
     ----

         There are no other provisions of this Agreement, and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

         (f) Severability. In the event that one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

         (g) Waiver. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) Notices. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:

         Bank:             The Chase Manhattan Bank, N.A.
                           4 Chase MetroTech Center
                           Brooklyn, NY  11245
                           Attention:  Global Custody Division

                           or telex:
                                    --------------------------------------------

         Customer:         Delaware Group of Funds
                           1818 Market St.
                           Philadelphia, PA 19103
                           att: Messrs. Bishof and O'Conner

                           or telex:
                                    --------------------------------------------


         (i) Termination. This Agreement may be terminated by the Customer or the Bank by giving sixty (60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank; provided that, where the Bank is the terminating party and the Bank had not notified the Customer that termination was for breach of this Agreement by the Customer, such 60 day period shall be extended for an additional period as requested by Customer of up to 120 days.

         Termination as to One or More Series. This Agreement may be terminated as to one or more Series (but less than all the Series) by delivery of an amended Schedule A deleting such Series, in which case termination as to the deleted Series shall take effect sixty (60) days after the date of such delivery. The execution and delivery of an amended Schedule A which deletes one or more Series, shall constitute a termination hereof only with respect to such deleted Series, shall be governed by the preceding provisions of Section 14 as to the identification of a successor custodian and the delivery of the Assets of the Series so deleted to such successor custodian, and shall not affect the obligations of the Bank and the Customer hereunder with respect to the other Series set forth in Schedule A, as amended from time to time.

         (j) Several Obligations of the Series. With respect to any obligations of the Customer on behalf of the Series and their related Accounts arising hereunder, the Custodian shall look for payment or satisfaction of any such obligation solely to the assets and property of the Series and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Series and its Accounts.


                                    CUSTOMER


                                        By: /s/ Michael P. Bishof
                                            -------------------------------

                                        Title: Vice President and Treasurer


                                        THE CHASE MANHATTAN BANK, N.A.


                                        By: /s/ Rosemary M. Stidmon
                                            -------------------------------

                                        Title: Vice President

STATE OF NEW YORK          )
                           :  ss.
COUNTY OF NEW YORK         )


On this 24th day of May, 1996, before me personally came Rosemary Stidmon, to me known, who being by me duly sworn, did depose and say that he/she resides in New Providence, NJ at 31 Sagamore Drive; that he/she is Vice President of THE CHASE MANHATTAN BANK, the entity described in and which executed the foregoing instrument; that she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that she signed his/her name thereto by like order.


                                         /s/ Rosemary M. Stidmon
                                         ------------------------


Sworn to before me this 24th
day of May, 1996.




----------
Notary

STATE OF PENNSYLVANIA      )
                           :ss.
COUNTY OF PHLADELPHIA      )


On this 9th day of July, 1996, before me personally came Michael P. Bishof, to me known, who being by me duly sworn, did depose and say that he/she resides in Blue Bell, PA at 110 Spyglass Drive; that he/she is a Vice President and Treasurer of DELAWARE GROUP OF FUNDS, the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.


/s/ Maritza H. Cruzado
---------------------------------

Sworn to before me this 9th
day of July, 1996.


---------
Notary

                  Mutual Fund Rider to Global Custody Agreement
                   Between The Chase Manhattan Bank, N.A. and
        those registered investment companies listed on Schedule A hereto effective May 1, 1996.


         Custody represents that the Assets being placed in the Bank's custody are subject to the 1940 Act, as the same may be amended from time to time.

         Except to the extent that the Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to the Bank (1940 Act, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.

         The following modifications are made to the Agreement:

         Section 3. Subcustodians and Securities Depositories.

         Add the following language to the end of Section 3:

         The terms Subcustodian and securities depositories as used in the Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

         (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the 1940 Act;

         (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholder's equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) or
         (iii) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

         (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

         The Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule B to this Agreement and the terms of the subcustody agreement between the Bank and each Subcustodian, which are attached as Exhibits I through ___ of Schedule B, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule B for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Directors/Trustees resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

         Section 11.  Instructions.

         Add the following language to the end of Section 11:

         Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

         (b) When Securities are called, redeemed or retired, or otherwise become payable;

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

         (d) Upon conversion of Securities pursuant to their terms into other securities;

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

         (f) For the payment of interest, taxes management or supervisory fees, distributions or operating expenses;

         (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

         (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer;

         (i) For the purpose of redeeming shares of the capital stock of the Customer and its delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;

         (j) For the purpose of redeeming in kind shares of the Customer against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;

         (k) For delivery in accordance with the provisions of any agreement among the Customer on behalf of a Series, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer;

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive from brokers the Securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

         (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

         (n) For the purpose of paying distribution to shareholders of the capital stock of the Customer;

         (o) In connection with transactions under master repurchase agreements and other master accounts, and the delivery of initial and variation margin for futures contracts; and

         (p) For other proper purposes as may be specified in Instructions issued by an Authorized Person of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing the Customer; and

         (q) Upon the termination of this Agreement as set forth in Section
         14(j).

         Section 12. Standard of Care:  Liabilities.

         Add the following subsection (c) to Section 12:

         (c) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.

                                   Schedule A

Delaware Pooled Trust, Inc. - Global Fixed Income Portfolio
Delaware Pooled Trust, Inc. - International Equity Portfolio
Delaware Pooled Trust, Inc. - Labor Select International Equity Portfolio Delaware Pooled Trust, Inc. - Real Estate Investment Trust Portfolio
Delaware Pooled Trust, Inc. - High Yield Portfolio
Delaware Pooled Trust, Inc. - International Fixed Income Portfolio
Delaware Pooled Trust, Inc. - Defensive Equity Utility Portfolio
Delaware Group Global & International Funds, Inc. - International Equity Fund Delaware Group Global & International Funds, Inc. - Global Assets Fund Delaware Group Global & International Funds, Inc. - Global Bond Fund
Delaware Group Global & International Funds, Inc. - Emerging Markets Fund Delaware Group Premium Fund, Inc. - International Equity Series
Delaware Group Premium Fund, Inc. - Equity Income Series
Delaware Group Premium Fund, Inc. - High Yield Series
Delaware Group Premium Fund, Inc. - Capital Reserves Series
Delaware Group Premium Fund, Inc. - Money Market Series
Delaware Group Premium Fund, Inc. - Growth Series
Delaware Group Premium Fund, Inc. - Multiple Strategy Series
Delaware Group Premium Fund, Inc. - Value Series
Delaware Group Premium Fund, Inc. - Emerging Growth Series
Delaware Group Premium Fund, Inc. - Global Bond Series
Delaware Group Income Funds, Inc. - Delchester Fund
Delaware Group Income Funds, Inc. - High-Yield Opportunitites Fund
Delaware Group Delaware Fund, Inc. - Delaware Fund
Delaware Group Delaware Fund, Inc. - Devon Fund
Delaware Group Value Fund, Inc.
Delaware Group DelCap Fund, Inc.
Delaware Group Dividend & Income Fund, Inc.
Delaware Group Advisor Funds, Inc. - Enterprise Fund
Delaware Group Advisor Funds, Inc. - U.S. Growth Fund
Delaware Group Advisor Funds, Inc. - World Growth Fund
Delaware Group Advisor Funds, Inc. - New Pacific Fund
Delaware Group Advisor Funds, Inc. - Federal Bond Fund
Delaware Group Advisor Funds, Inc. - Corporate Income Fund

March, 1996                                                          Schedule B

                     SUB-CUSTODIANS EMPLOYED BY

      THE CHASE MANHATTAN BANK, N.A. LONDON, GLOBAL CUSTODY

COUNTRY           SUB-CUSTODIAN                               CORRESPONDENT BANK
-------------------------------------------------------------------------------------------
ARGENTINA         The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  Arenales 707, 5th Floor                     Buenos Aires
                  De Mayo 130/140
                  1061Buenos Aires
                  ARGENTINA

AUSTRALIA         The Chase Manhattan Bank                    The Chase Manhattan Bank
                  Australia Limited                           Australia Limited
                  36th Floor                                  Sydney
                  World Trade Centre
                  Jamison Street
                  Sydney
                  New South Wales 2000
                  AUSTRALIA

AUSTRIA           Creditanstalt - Bankverein                  Credit Lyonnais
                  Schottengasse 6                             Vienna
                  A - 1011, Vienna
                  AUSTRIA

BANGLADESH        Standard Chartered Bank                     Standard Chartered Bank
                  18-20 Motijheel C.A.                        Dhaka
                  Box 536,
                  Dhaka-1000
                  BANGLADESH

BELGIUM           Generale Bank                               Credit Lyonnais Bank
                  3 Montagne Du Parc                          Brussels
                  1000 Bruxelles
                  BELGIUM

BOTSWANA          Barclays Bank of Botswana Limited           Barclays Bank of Botswana
                  Barclays House                              Gaborone
                  Khama Crescent
                  Gaborone
                  BOTSWANA

BRAZIL            Banco Chase Manhattan, S.A.                 Banco Chase Manhattan S.A.
                  Chase Manhattan Center                      Sao Paulo
                  Rua Verbo Divino, 1400
                  Sao Paulo, SP 04719-002
                  BRAZIL

CANADA            The Royal Bank of Canada                    Royal Bank of Canada
                  Royal Bank Plaza                            Toronto
                  Toronto
                  Ontario M5J 2J5
                  CANADA

                  Canada Trust                                Royal Bank of Canada
                  Canada Trust Tower                          Toronto
                  BCE Place
                  161 Bay at Front
                  Toronto
                  Ontario M5J 2T2
                  CANADA

CHILE             The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  Agustinas 1235                              Santiago
                  Casilla 9192
                  Santiago
                  CHILE

COUNTRY           SUB-CUSTODIAN                               CORRESPONDENT BANK
-------------------------------------------------------------------------------------------
COLOMBIA          Cititrust Colombia S.A.                     Cititrust Colombia S.A.
                  Sociedad Fiduciaria                         Sociedad Fiduciaria
                  Carrera 9a No 99-02                         Santafe de Bogota
                  Santafe de Bogota, DC
                  COLOMBIA

CZECH REPUBLIC    Ceskoslovenska Obchodni Banka, A.S.         Komercni Banka, A.S.,
                  Na Prikope 14                               Praha
                  115 20 Praha 1
                  CZECH REPUBLIC

DENMARK           Den Danske Bank                             Den Danske Bank
                  2 Holmens Kanala DK 1091                    Copenhagen
                  Copenhagen
                  DENMARK

EGYPT             National Bank of Egypt                      National Bank of Egypt
                  24 Sherif Street                            Cairo
                  Cairo
                  EGYPT

EUROBONDS         Cedel S.A.                                  ECU:Lloyds Bank PLC
                  67 Boulevard Grande Duchesse Charlotte      International Banking Division
                  LUXEMBOURG                                  London
                  A/c The Chase Manhattan Bank, N.A.          For all other currencies: see
                  London                                      relevant country
                  A/c No. 17817

EURO CDS          First Chicago Clearing Centre               ECU:Lloyds Bank PLC
                  27 Leadenhall Street                        Banking Division London
                  London EC3A 1AA                             For all other currencies: see
                  UNITED KINGDOM                              relevant country

FINLAND           Merita Bank KOP                             Merita Bank KOP
                  Aleksis Kiven 3-5                           Helsinki
                  00500 Helsinki
                  FINLAND

FRANCE            Banque Paribas                              Societe Generale
                  Ref 256                                     Paris
                  BP 141
                  3, Rue D'Antin
                  75078 Paris
                  Cedex 02
                  FRANCE

GERMANY           Chase Bank A.G.                             Chase Bank A.G.
                  Alexanderstrasse 59                         Frankfurt
                  Postfach 90 01 09
                  60441 Frankfurt/Main
                  GERMANY

GHANA             Barclays Bank of Ghana                      Barclays Bank
                  Barclays House                              Accra
                  High Street
                  Accra
                  GHANA

GREECE            Barclays Bank Plc                           National Bank of Greece S.A.
                  1 Kolokotroni Street                        Athens
                  10562 Athens                                A/c Chase Manhattan Bank, N.A.,
                  GREECE                                      London
                                                              A/c No. 040/7/921578-68


HONG KONG         The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  40/F One Exchange Square                    Hong Kong
                  8, Connaught Place
                  Central, Hong Kong
                  HONG KONG

COUNTRY           SUB-CUSTODIAN                               CORRESPONDENT BANK
-------------------------------------------------------------------------------------------
HUNGARY           Citibank Budapest Rt.                       Citibank Budapest Rt.
                  Vaci Utca 19-21                             Budapest
                  1052 Budapest V
                  HUNGARY

INDIA             The Hongkong and Shanghai                   The Hongkong and Shanghai
                  Banking Corporation Limited                 Banking Corporation Limited
                  52/60 Mahatma Gandhi Road                   Bombay
                  Bombay 400 001
                  INDIA

                  Deutsche Bank AG, Bombay Branch             Deutsche Bank
                  Securities & Custody Services               Bombay
                  Kodak House
                  222 D.N. Road, Fort
                  Bombay 400 001
                  INDIA

INDONESIA         The Hongkong and Shanghai                   The Chase Manhattan Bank, N.A.
                  Banking Corporation Limited                 Jakarta
                  World Trade Center
                  J1. Jend Sudirman Kav. 29-31
                  Jakarta 10023
                  INDONESIA

IRELAND           Bank of Ireland                             Allied Irish Bank
                  International Financial Services Centre     Dublin
                  1 Harbourmaster Place
                  Dublin 1
                  IRELAND

ISRAEL            Bank Leumi Le-Israel B.M.                   Bank Leumi Le-Israel B.M.
                  19 Herzl Street                             Tel Aviv
                  61000 Tel Aviv
                  ISRAEL

ITALY             The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  Piazza Meda 1                               Milan
                  20121 Milan
                  ITALY

JAPAN             The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  1-3 Marunouchi  1-Chome                     Tokyo
                  Chiyoda-Ku
                  Tokyo 100
                  JAPAN

JORDAN            Arab Bank Limited                           Arab Bank Limited
                  P O Box 950544-5                            Amman
                  Amman
                  Shmeisani
                  JORDAN

KENYA             Barclays Bank of Kenya                      Barclays Bank of Kenya
                  Third Floor                                 Nairobi
                  Queensway House
                  Nairobi
                  Kenya

LUXEMBOURG        Banque Generale du Luxembourg S.A.          Banque Generale du Luxembourg
                  50 Avenue J.F. Kennedy                      S.A.
                  L-2951 LUXEMBOURG                           Luxembourg

MALAYSIA          The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  Pernas International                        Kuala Lumpur
                  Jalan Sultan Ismail
                  50250, Kuala Lumpur
                  MALAYSIA

MAURITIUS         Hongkong and Shanghai Banking               The Hongkong and Shanghai Banking
                  Corporation Ltd                             Corporation Ltd.
                  Curepipe Road                               Curepipe
                  Curepipe
                  MAURITIUS

COUNTRY           SUB-CUSTODIAN                               CORRESPONDENT BANK
-------------------------------------------------------------------------------------------
MEXICO            The Chase Manhattan Bank, S.A.              No correspondent Bank
(Equities)        Montes Urales no. 470, 4th Floor
                  Col. Lomas de Chapultepec
                  11000 Mexico D.F.

(Government       Banco Nacional de Mexico,                   No correspondent Bank
Bonds)            Avenida Juarez No. 104 - 11 Piso
                  06040 Mexico D.F.
                  MEXICO

MOROCCO           Banque Commerciale du Maroc                 Banque Commerciale du Maroc
                  2 Boulevard Moulay Youssef                  Casablanca
                  Casablanca 20000
                  MOROCCO

NETHERLANDS       ABN AMRO N.V.                               Generale Bank
                  Securities Centre                           Nederland N.V.
                  P O Box 3200                                Rotterdam
                  4800 De Breda
                  NETHERLANDS

NEW ZEALAND       National Nominees Limited                   National Bank of New Zealand
                  Level 2 BNZ Tower                           Wellington
                  125 Queen Street
                  Auckland
                  NEW ZEALAND

NORWAY            Den Norske Bank                             Den Norske Bank
                  Kirkegaten 21                               Oslo
                  Oslo 1
                  NORWAY

PAKISTAN          Citibank N.A.                               Citibank N.A.
                  I.I. Chundrigar Road                        Karachi
                  AWT Plaza
                  Karachi
                  PAKISTAN

                  Deutsche Bank                               Deutsche Bank
                  Unitowers                                   Karachi
                  I.I. Chundrigar Road
                  Karachi
                  PAKISTAN

PERU              Citibank, N.A.                              Citibank N.A.
                  Camino Real 457                             Lima
                  CC Torre Real - 5th Floor
                  San Isidro, Lima  27
                  PERU

PHILIPPINES       The Hongkong and Shanghai                   The Hongkong and Shanghai
                  Banking Corporation Limited                 Banking Corporation Limited
                  Hong Kong Bank Centre 3/F                   Manila
                  San Miguel Avenue
                  Ortigas Commercial Centre
                  Pasig Metro Manila
                  PHILIPPINES

POLAND            Bank Polska Kasa Opieki S.A.                Bank Polska Kasa Opieki S.A.
                  Curtis Plaza                                Warsaw
                  Woloska 18
                  02-675 Warsaw
                  POLAND


COUNTRY           SUB-CUSTODIAN                               CORRESPONDENT BANK
-------------------------------------------------------------------------------------------
                  For Mutual Funds:
                  Bank Handlowy W. Warsawie. S.A.             Bank Polska Kasa Opieki S.A.
                  Custody Dept.                               Warsaw
                  Capital Markets Centre
                  Ul, Nowy Swiat 6/12
                  00-920 Warsaw
                  POLAND


PORTUGAL          Banco Espirito Santo & Comercial de Lisboa  Banco Nacional Ultra Marino
                  Servico de Gestaode Titulos                 Lisbon
                  R. Mouzinho da Silveira, 36 r/c
                  1200 Lisbon
                  PORTUGAL

SHANGHAI          The Hongkong and Shanghai                   Citibank
(CHINA)           Banking Corporation Limited                 New York
                  Shanghai Branch
                  Corporate Banking Centre
                  Unit 504, 5/F Shanghai Centre
                  1376 Nanjing Xi Lu
                  Shanghai
                  THE PEOPLE'S REPUBLIC OF CHINA

SHENZHEN          The Hongkong and Shanghai                   The Chase Manhattan Bank, N.A.
(CHINA)           Banking Corporation Limited                 Hong Kong
                  1st Floor
                  Central Plaza Hotel
                  No.1 Chun Feng Lu
                  Shenzhen
                  THE PEOPLE'S REPUBLIC OF CHINA

SINGAPORE         The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  Shell Tower                                 Singapore
                  50 Raffles Place
                  Singapore 0104
                  SINGAPORE

SLOVAK REPUBLIC   Ceskoslovenska Obchodni Banka, A.S.         Ceskoslovenska Obchodni Banka
                  Michalska 18                                Slovak Republic
                  815 63 Bratislava
                  SLOVAK REPUBLIC

SOUTH AFRICA      Standard Bank of South Africa               Standard Bank of South Africa
                  Standard Bank Chambers                      South Africa
                  46 Marshall Street
                  Johannesburg 2001
                  SOUTH AFRICA

COUNTRY           SUB-CUSTODIAN                               CORRESPONDENT BANK
-------------------------------------------------------------------------------------------
SOUTH KOREA       The Hongkong & Shanghai                     The Hongkong & Shanghai
                  Banking Corporation Limited                 Banking Corporation Limited
                  6/F Kyobo Building                          Seoul
                  #1 Chongro, 1-ka Chongro-Ku,
                  Seoul
                  SOUTH KOREA


SPAIN             The Chase Manhattan Bank, N.A.              Banco Bilbao Vizcaya,
                  Calle Peonias 2                             Madrid
                  7th Floor
                  La Piovera
                  28042 Madrid
                  SPAIN


SRI LANKA         The Hongkong & Shanghai                     The Hongkong & Shangai
                  Banking Corporation Limited                 Banking Corporation Limited
                  Unit #02-02 West Block,                     Colombo
                  World Trade Center
                  Colombo 1,
                  SRI LANKA

SWEDEN            Skandinaviska Enskilda Banken               Svenska Handelsbanken
                  Kungstradgardsgatan 8                       Stockholm
                  Stockholm S-106 40
                  SWEDEN

SWITZERLAND       Union Bank of Switzerland                   Union Bank of Switzerland
                  45 Bahnhofstrasse                           Zurich
                  8021 Zurich
                  SWITZERLAND

TAIWAN            The Chase Manhattan Bank, N.A.              No correspondent Bank
                  115 Min Sheng East Road - Sec 3,
                  9th Floor
                  Taipei
                  TAIWAN
                  Republic of China

THAILAND          The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  Bubhajit Building                           Bangkok
                  20 North Sathorn Road
                  Silom, Bangrak
                  Bangkok 10500
                  THAILAND


TUNISIA           Banque Internationale Arabe de Tunisie      Banque Internationale Arabe de
                  70-72 Avenue Habib Bourguiba                Tunisie, Tunisia
                  P.O. Box 520
                  1080 Tunis Cedex
                  Tunisia

COUNTRY           SUB-CUSTODIAN                               CORRESPONDENT BANK
-------------------------------------------------------------------------------------------
TURKEY            The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  Emirhan Cad. No: 145                        Istanbul
                  Atakule, A Blok Kat:11
                  80700-Dikilitas/Besiktas
                  Istanbul
                  Turkey

U.K.              The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  Woolgate House                              London
                  Coleman Street
                  London   EC2P 2HD
                  UNITED KINGDOM

URUGUAY           The First National Bank of Boston           The First National Bank of Boston
                  Zabala 1463                                 Montevideo
                  Montevideo
                  URUGUAY

U.S.A.            The Chase Manhattan Bank, N.A.              The Chase Manhattan Bank, N.A.
                  1 Chase Manhattan Plaza                     New York
                  New York
                  NY 10081
                  U.S.A.

VENEZUELA         Citibank N.A.                               Citibank N.A.
                  Carmelitas a Altagracia                     Caracas
                  Edificio Citibank
                  Caracas 1010
                  VENEZUELA

ZAMBIA            Barclays Bank of Zambia                     Barclays Bank of Zambia
                  Kafue House                                 Lusaka
                  Cairo Road
                  P.O.Box 31936
                  Lusaka
                  ZAMBIA

ZIMBABWE          Barclays Bank of Zimbabwe                   Barclays Bank of Zimbabwe
                  Ground Floor                                Harare
                  Tanganyika House
                  Corner of 3rd Street & Union Avenue
                  Harare
                  ZIMBABWE
